UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 2, 2023

Franchise Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35588	27-3561876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 Innovation Court, Suite J

Delaware, Ohio 43015

(Address of Principal Executive Offices) (ZIP Code)

(740) 363-2222

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FRG	NASDAQ Global Market
7.50% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation preference of $25.00 per share	FRGAP	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 2, 2023, Franchise Group, Inc. (the “Company”), Franchise Group Newco PSP, LLC (“FG Newco PSP”), Valor Acquisition, LLC (“Valor”), Franchise Group Newco Intermediate AF, LLC (“FG Newco Intermediate FA”, and together with the Company, FG Newco PSP and Valor, the “First Lien Borrowers”), and certain subsidiaries of the Company entered into the Third Amendment to First Lien Credit Agreement (the “First Lien Amendment”) by and among the First Lien Borrowers, the guarantors from time to time party thereto (together with the First Lien Borrowers, the “First Lien Loan Parties”), the lenders from time to time party thereto (the “First Lien Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacities, the “First Lien Agent”), which amends that certain First Lien Credit Agreement dated as of March 10, 2021 (as amended by the First Lien Amendment and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “First Lien Credit Agreement”) among the First Lien Loan Parties, the First Lien Lenders and the First Lien Agent, a copy of which was previously filed by the Company in the Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on March 15, 2021.

The First Lien Amendment amends the First Lien Credit Agreement to, among other things, (a) provide for an incremental term loan facility in the principal amount of $300,000,000 (the “Third Amendment Incremental Facility”) and (b) change the reference rate under the First Lien Credit Agreement from the London interbank offered rate to the secured overnight financing rate. Pursuant to the First Lien Amendment, loans made under the Third Amendment Incremental Facility (“Third Amendment Incremental Loans”) will be a separate and distinct class from the Initial Term Loans (as defined in the First Lien Credit Agreement) and shall have terms and provisions as set forth in the First Lien Credit Agreement (as modified by the First Lien Amendment). The proceeds of the Third Amendment Incremental Loans will be used to repay certain amounts outstanding under the Company’s ABL Credit Agreement (as defined in the First Lien Credit Agreement) and pay fees and expenses related to the First Lien Amendment.

The foregoing description of the First Lien Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the document that is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in "Item 1.01 Entry into a Material Definitive Agreement" is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

d)	Exhibits.

Exhibit No.	Description

10.1	Third Amendment to First Lien Credit Agreement dated as of February 2, 2023, by and among Franchise Group, Inc., Franchise Group Newco PSP, LLC, Valor Acquisition, LLC, Franchise Group Newco Intermediate AF, LLC, certain other subsidiaries of Franchise Group, Inc. party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent*

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

* All exhibits and schedules other than Annex A to the First Lien Amendment have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish the omitted schedules and exhibits to the SEC upon request by the SEC; provided, however, that the Company reserves the right to request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCHISE GROUP, INC.

Date: February 3, 2023	By: /s/ Eric Seeton
Name: Eric Seeton
Title: Chief Financial Officer